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                                                                   EXHIBIT 21.1



              LIST OF SUBSIDIARIES OF SIMON PROPERTY GROUP, L.P.




Name of Subsidiary                                                Jurisdiction
------------------                                                ------------

Charles Mall Company Limited Partnership                          Maryland
East Towne Mall Company Limited Partnership                       Tennessee
Forestiville Associates                                           Maryland
Golden Ring Mall Company Limited Partnership                      Indiana
Jefferson Valley Mall Limited Partnership                         Delaware
Knoxville Developers Limited Partnership                          Indiana
M.S. Management Associates (Indiana), Inc.                        Indiana
M.S. Management Associates, Inc.                                  Delaware
Northwoods Development Company                                    Illinois
Pentagon City Developers Limited Partnership                      Indiana
Simon MOA Management Company, Inc.                                Indiana
Simon Property Group Administrative Services Partnership          Delaware
Simon Property Group (Illinois), L.P.                             Illinois
Simon Property Group (Texas), L.P.                                Texas























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